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                                                                     EXHIBIT 3.2


                                     BYLAWS

                                       OF

                      CRESCENDO PHARMACEUTICALS CORPORATION



                     REGISTERED OFFICE AND REGISTERED AGENT


         l.   Registered Office.  The registered office of the corporation
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shall  be in the City of Wilmington, County of New Castle, State of Delaware.

         2.   Other Offices.  The corporation may also have offices at such
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other places, both within or without the State of Delaware, as the Board of
Directors may from time to time determine or the business of the corporation may require.

                            MEETINGS OF STOCKHOLDERS

         3.   Time and Place of Meetings.  All meetings of the stockholders
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shall be held at such time and place, either within or without the State of
Delaware, as shall be fixed by the Board of Directors and stated in the notice or waiver of notice of the meeting.

         4.   Annual Meeting.  An annual meeting of the stockholders for the
              --------------
election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on such date and at such time and place as the Board of Directors shall each year designate.

         5.   Special Meetings.  Special meetings of the stockholders, for any
              ----------------
purpose or purposes prescribed in the notice of meeting, may be called only by the Board of Directors, the Chairman of the Board or the President of the corporation.

         6.   No Action Without Meeting.  Except as otherwise provided in the
              -------------------------
Certificate of Incorporation, at any time when the corporation has more than one stockholder of any class of capital stock, no action required to be taken or which may be taken at any annual or special meeting of the stockholders of such class of capital stock of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         7.   Notice.
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              (a)  Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting,
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except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the corporation).

              (b) When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken and the adjournment is not for more than thirty days; provided however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         8.   Nominations And Proposals.
              -------------------------

              (a) The Board of Directors of the corporation may nominate candidates for election as directors of the corporation and may propose such other matters for approval of the stockholders as the board deems necessary or appropriate.

              (b) Any stockholder entitled to vote for directors may nominate candidates for election as directors of the corporation; provided, however, that so long as the corporation has more than one stockholder, no nominations for director of the corporation by any person other than the Board of Directors shall be presented to any meeting of stockholders unless the person making the nomination is a record stockholder and shall have delivered a written notice to the Secretary of the corporation no later than the close of business 60 days in advance of the stockholder meeting or ten days after the date on which notice of the meeting is first given to the stockholders, whichever is later. Such notice shall (i) set forth the name and address of the person advancing such nomination and the nominee, together with such information concerning the person making the nomination and the nominee as would be required by the appropriate Rules and Regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of such nominee, and (ii) shall include the duly executed written consent of such nominee to serve as director if elected.

              (c) No proposal by any person other than the Board of Directors shall be submitted for the approval of the stockholders at any regular or special meeting of the stockholders of the corporation unless the person advancing such proposal shall have delivered a written notice to the Secretary of the corporation no later than the close of business 60 days in advance of the stockholder meeting or ten days after the date on which notice of the meeting is first given to the stockholders, whichever is later. Such notice shall set forth the name and address of the person advancing the proposal, any material interest of such person in the proposal, and such other information concerning the person making such proposal and the proposal itself as would be required by the

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appropriate Rules and Regulations of the Securities and Exchange Commission to
be included in a proxy statement soliciting proxies for the proposal.

         9.   Quorum and Required Vote.
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              (a)  At any meeting of the stockholders, the holders of a
majority of all of the shares of the stock entitled to vote on the subject matter at the meeting, present in person or by proxy, shall constitute a quorum, unless or except to the extent that the presence of a larger number may be required by law. Except as otherwise provided in these bylaws or as otherwise required by law, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.

              (b) If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

              (c) If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise provided in these bylaws or as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

         10.  Organization.  The Chairman of the Board or, in his or her
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absence, the President of the Corporation or, in the absence of both, such person as may be designated by the Board of Directors or, if there is no such designation, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting.

         11.  Conduct of Business.  The chairman of any meeting of stockholders
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shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

         12.  Proxies and Voting.  At any meeting of the stockholders, every
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stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedures established for the meeting.

         13.  Stock List.  A complete list of stockholders entitled to vote at
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any meeting of stockholders, arranged in alphabetical order and showing the address of each such stockholder and the number of shares of each class registered in his or her name, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified

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in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder present.

                               BOARD OF DIRECTORS

         14.  Powers.  The business and affairs of the corporation shall be
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managed by or under the direction of its Board of Directors.

         15.  Number, Classification and Term of Office.  The number of
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directors of the corporation who shall constitute the whole board shall be three but may be increased or decreased from time to time either by a resolution duly adopted by the Board of Directors or as otherwise provided in this corporation's Certificate of Incorporation. Subject to the corporation's Certificate of Incorporation and commencing when authorized by the Certificate of Incorporation, the Board of Directors shall be divided into three classes: Class I, Class II and Class III, which shall be as nearly equal in number as possible. During any period when the Board of Directors is divided into classes, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that with respect to directors appointed in 1997 each director in Class I shall hold office until the annual meeting of stockholders in 1998; each director in Class II shall hold office until the annual meeting of stockholders in 1999; and each director in Class III shall hold office until the annual meeting of stockholders in 2000. During any period when the Board of Directors is not divided into classes, all directors shall be elected to one year terms; provided, however, the term of any director in office at any time the Board of Directors ceases to be classified shall not be reduced. Notwithstanding the foregoing provisions of this Section 15, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

         16.  Removal.  During any period when the Board of Directors is
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divided into classes, any director may be removed from office only with cause, and then only by the holders of a majority of the shares entitled to vote in an election of directors.

         17.  Resignations.  A director may resign at any time by giving
              ------------
written notice to the corporation. Such resignation shall be effective when given unless the director specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

         18.  Newly-Created Directorships and Vacancies.  During any period when
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the Board of Directors is divided into classes, in the event of any increase or decrease in the authorized number of directors, any newly-created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal in number as possible. Whether or not the board is classified, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

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Except as otherwise provided in the corporation's Certificate of Incorporation, newly-created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

         19.  Regular Meetings.  Regular meetings of the Board of Directors
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shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

         20.  Special Meetings.  Special meetings of the Board of Directors may
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be called by the Chairman of the Board, the President or any two directors.

         21.  Notice Of Meetings.
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              (a)  Special meetings and regular meetings not fixed as provided in these Bylaws shall be held upon four days' notice by mail or two days' notice delivered personally or by telephone or telegraph to each director who does not waive such notice. The notice shall state the place, date and time of the meeting. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.

              (b) Notice of a reconvened meeting need not be given if the place, date and time of the reconvened meeting are announced at the meeting at which the adjournment is taken and the adjournment is not for more than 24 hours. If a meeting is adjourned for more than 24 hours, notice of the reconvened meeting shall be given prior to the time of that reconvened meeting to the directors who were not present at the time of adjournment.

         22.  Action Without Meeting.  Except as required by law, any action
              ----------------------
required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of the Board of Directors or committee.

         23.  Meeting by Telephone.  Except as required by law, members of the
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Board of Directors, or of any committee thereof may participate in the meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment if all persons who participate in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

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         24.  Quorum and Manner of Acting.  At any meeting of the Board of
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Directors, a majority of the directors then in office shall constitute a quorum for all purposes. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. Except as provided herein, the act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

         25.  Committees of the Board of Directors.  The Board of Directors, by
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a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. The principles set forth in Sections 19 through 24 of these Bylaws shall apply to committees of the Board of Directors and to actions taken by such committees.

         26.  Compensation of Directors.  Unless otherwise restricted by the
              -------------------------
Certificate of Incorporation or these Bylaws the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may receive fixed fees and other compensation for their services as directors. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for such service.

                                    OFFICERS

         27.  Titles.  The officers of the corporation shall be chosen by the
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Board of Directors and shall include a Chairman of the Board or a President or both and a Secretary. The Board of Directors may also appoint a Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers or other officers. Any number of offices may be held by the same person. All officers shall perform their duties and exercise their powers subject to the Board of Directors.

         28.  Election, Term of Office and Vacancies.  The officers shall be
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elected annually by the Board of Directors at its regular meeting following the annual meeting of the stockholders and each officer shall hold office until the next annual election of officers and until the officer's successor is elected and qualified or until the officers death, resignation or removal. Any officer may be removed at any time, with or without cause,

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by the Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

         29.  Resignation.  Any officer may resign at any time upon notice to
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the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. The resignation of an officer shall be effective when given unless the officer specifies a later time. The resignation shall be effective regardless of whether it is accepted by the corporation.

         30.  Chief Executive Officer.  The Board of Directors shall designate
              -----------------------
either the Chairman of the Board or the President as the chief executive officer and may prescribe the duties and powers of the chief executive officer. In the absence of such a designation, the Chairman of the Board shall be the chief executive officer. If there is no Chairman of the Board, the President shall be the chief executive officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the chief executive officer shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. Either the Chairman of the Board or the President and such other officers as may, from time to time be expressly designated by the Board of Directors shall have the power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized.

         31.  Secretary and Assistant Secretaries.  The Secretary shall issue
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all authorized notices for and shall keep minutes of all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. At the request of the Secretary, or in the Secretary's absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and when so acting shall have all the powers of and be subject to all the restrictions upon, the Secretary.

         32.  Other Officers.  The other officers of the corporation, if any,
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shall exercise such powers and perform such duties as the Board of Directors or the chief executive officer shall prescribe.

         33.  Compensation.  The Board of Directors shall fix the compensation
              ------------
of the chief executive officer and may fix the compensation of other employees of the corporation, including the other officers. If the Board does not fix the compensation of the other officers, the chief executive officer shall fix such compensation.

         34.  Actions with Respect to Securities of Other Corporations.  Unless
              --------------------------------------------------------
otherwise directed by the Board of Directors, the Chairman of the Board, the president or any officer of the corporation authorized by the Chairman of the Board or the president, shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of,

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or with respect to any action of stockholders of, any other corporation in which the corporation may hold securities and otherwise shall have power to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities in such other corporation.


                               STOCK AND DIVIDENDS

         35.  Certificates of Stock.  Each stockholder shall be entitled to a
              ---------------------
certificate signed by, or in the name of, the corporation by the Chairman, the President or a Vice President, and by the Secretary or an Assistant Secretary, or a Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be facsimile.

         36.  Transfers of Stock.  Transfers of stock shall be made only upon
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the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with the next sentence of this Section, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

         37.  Regulations.  The issue, transfer, conversion and registration of
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certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

                                   RECORD DATE

         38.  Record Date.  In order that the corporation may determine the
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stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date (1) for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the reconvened meeting.

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                                WAIVER OF NOTICE

         39.  Waiver of Notice.  Whenever notice is required to be given by law
              ----------------
or these Bylaws, a written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless so required by the Certificate of Incorporation or these Bylaws, neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.


                                   AMENDMENTS

         40.  Amendments.  In furtherance and not in limitation of the powers
              ----------
conferred by statute, the Board of Directors and the stockholders of this corporation are each expressly authorized to adopt, amend, or repeal these Bylaws subject to any particular provisions concerning amendments set forth in this corporation's Certificate of Incorporation or these Bylaws.


                                  MISCELLANEOUS

         41.  Fiscal Year.  The fiscal year of the corporation shall be as
              -----------
fixed by the Board of Directors.

         42.  Time Periods.  In applying any provision of these Bylaws which
              ------------
requires that an act be done or not done within a specified number of days prior to an event, calendar days shall be used, the day of doing of the act shall be excluded, and the day of the event shall be included.

         43.  Facsimile Signatures.  In addition, to the provisions for use of
              --------------------
facsimile signature elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors.

         44.  Corporate Seal.  The Board of Directors may provide a suitable
              --------------
seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. Duplicates of the seal may be kept and used by a Treasurer or by an Assistant Secretary or Assistant Treasurer.

         45.  Reliance upon Books, Reports and Records.  Each director, each
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member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including

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reports made to the corporation by any of its officers, by an independent certified public accountant or by an appraiser.

              This is to certify that these Bylaws were duly adopted by the Board of Directors of this corporation on _________, 1997.

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